SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.  )

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [ ]

      Check the appropriate box:

      [ ]   Preliminary Proxy Statement
      [ ]   Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
      [X]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

            Appliance Recycling Centers of America, Inc.
            --------------------------------------------------------------------
                  (Name of Registrant as Specified in Its Charter)



                  (Name of Person(s) Filing Proxy Statement if other than the
                   Registrant)

      Payment of Filing Fee (Check the appropriate box):

      [X]   No fee required.

      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.
            1)  Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
            2)  Aggregate number of securities to which transaction applies:

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            3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
            4)  Proposed maximum aggregate value of transaction:

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            5)  Total fee paid:

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      [ ]   Fee paid previously with preliminary materials.

      [ ]   Check box if any part of the fee is offset as provided by
            Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date
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            1)  Amount Previously Paid:

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


                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                            7400 Excelsior Boulevard
                          Minneapolis, Minnesota 55426

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 2000
                            ------------------------


TO THE SHAREHOLDERS OF
APPLIANCE RECYCLING CENTERS OF AMERICA, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Appliance Recycling Centers of America, Inc., a Minnesota corporation, will be held on Thursday, April 27, 2000, at 3:30 p.m. at the Appliance Recycling Centers of America, Inc. corporate offices located at 7400 Excelsior Boulevard, Minneapolis, Minnesota, 55426 for the following purposes:

         o        To elect five directors of the Company for the coming year.

         o To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for fiscal year ending December 30, 2000.

         o To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


         Only holders of record of the Company's Common Stock at the close of business on March 17, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         EACH OF YOU IS INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON IF POSSIBLE. WHETHER OR NOT YOU ARE ABLE TO ATTEND IN PERSON, YOU ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                                        By Order of the Board of Directors

                                        Denis E. Grande, Secretary

March 21, 2000

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                            7400 Excelsior Boulevard
                          Minneapolis, Minnesota 55426
                              --------------------

                                 PROXY STATEMENT
                              --------------------


                             SOLICITATION OF PROXIES

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Appliance Recycling Centers of America, Inc. (the "Company") for use at the Annual Meeting of Shareholders on April 27, 2000, and any adjournment thereof. The approximate date on which this proxy statement and form of proxy will first be sent or given to shareholders is March 24, 2000.

         The expense of the solicitation of proxies for this Annual Meeting, including the cost of mailing, has been or will be borne by the Company. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally.

                         VOTING AND REVOCATION OF PROXY

         Only holders of record of the Company's Common Stock at the close of business on March 17, 2000, the record date for the Annual Meeting, are entitled to notice of and to vote at the meeting. On March 17, 2000, there were 2,286,744 shares of Common Stock outstanding. Each share of Common Stock entitles the holder to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

         Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted (i) FOR the election of all nominees for director named in this proxy statement, and (ii) FOR ratification of the appointment of McGladrey & Pullen, LLP as independent auditors for fiscal year ending December 30, 2000. While the Board of Directors knows of no other matters to be presented at the Annual Meeting, if any other matter properly comes before the meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

         Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time before it is voted. Proxies may be revoked by (i) giving written notice of such revocation to the Secretary of the Company,
(ii) giving another written proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Election appointed for the meeting and will determine if a quorum is present. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company at present consists of five directors. Shareholders will be asked at the Annual Meeting to elect five directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected. Unless authority is withheld, all proxies received in response to this solicitation will be voted for the election of all nominees named below. Each of the nominees named below is now a director of the Company, all have been elected by the shareholders, and each has served continuously as a director of the Company since the year indicated. All nominees have indicated a willingness to serve if elected. If any nominee becomes unable to serve prior to the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein. If a quorum is present and voting, directors are elected by a majority of the votes cast for the election of directors at the Annual Meeting.

                                                                       DIRECTOR
       NAME            POSITION WITH THE COMPANY                AGE     SINCE
-------------------    -------------------------------------    ---    --------

Edward R. Cameron      Chairman of the Board, Director,         59        1976
                       President and Chief Executive Officer

George B. Bonniwell    Director                                 60        1993

Duane S. Carlson       Director                                 64        1990

Marvin Goldstein       Director                                 56        1998

Harry W. Spell         Director                                 76        1991


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

                        INFORMATION CONCERNING DIRECTORS,
                         NOMINEES AND EXECUTIVE OFFICERS


DIRECTORS AND NOMINEES

         The following discussion sets forth certain information for at least the last five years with respect to the directors and nominees of the Company. The Company knows of no arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee. There is no family relationship between any of the nominees, directors or executive officers of the Company.

         EDWARD R. CAMERON is the founder and has been the President of the Company since its inception in 1976. He has been a director and Chairman of the Board of the Company since 1989 and prior to 1989 was a director of a predecessor of the Company. Prior to founding the Company, Mr. Cameron served as a district product manager and an account manager for Burroughs Corporation (a predecessor of Unisys Corporation) and served in executive positions for several small businesses. Mr. Cameron has a bachelor of science degree in business administration from Montana State University.

         GEORGE B. BONNIWELL has been a director of the Company since 1993. From 1969 to 1993 when he retired, Mr. Bonniwell was employed by Craig-Hallum, Inc., a regional investment banking and brokerage firm, most recently as senior vice president/director of corporate finance. He was president and chief executive officer of Craig-Hallum, Inc. from 1976 to 1985.

         DUANE S. CARLSON has been a director of the Company since 1990. Mr. Carlson is currently a self-employed business consultant, as he was from 1988 to 1991. From 1991 to 1997, Mr. Carlson was executive vice president and chief financial officer of NetStar, Inc., a company engaged in the development, manufacturing and marketing of high-speed computer communications equipment. He was a founder of NetStar, Inc. and was a member of its board of directors. NetStar, Inc. became a wholly-owned subsidiary of Ascend Communications, Inc. on August 15, 1996 and is now operated as the High Performance Networking Division of Lucent Technologies which recently acquired Ascend. He was a founder of Lee Data Corporation and from 1979 to 1988 was employed by Lee Data Corporation (which became Carleton Corporation, and is now part of Oracle, Inc.) in various capacities, most recently as chief financial officer and executive vice president, and was also a member of the board of directors. Mr. Carlson also currently serves as a director of Astrocom Corporation (where he also serves on the Audit Committee) and of several privately held companies.

         MARVIN GOLDSTEIN has been a director of the Company since November 1998. From April 1997 to August 1997, Mr. Goldstein served as Executive Vice President and COO of Regis; from August 1995 to April 1997 as Chairman, CEO and President of Pet Food Warehouse; and from February 1988 to September 1994 was employed by Dayton Hudson, Department Store Division, in several executive positions. Prior to that time, Mr. Goldstein was associated with R.H. Macy (California) and Carter Hawley Hale. Mr. Goldstein also serves as a member of the board of directors for Buffet's Inc., Greenspring Company, KBGear Interactive, Paper Warehouse, Inc., and Wilsons The Leather Experts, Inc.

         HARRY W. SPELL has been a director of the Company since 1991. Mr. Spell has been retired since 1988. From 1949 to 1988, he was employed in various capacities by Northern States Power Company, most recently as senior vice president-finance and chief financial officer. Mr. Spell serves as chairman of the board of directors and a member of the executive committee for Eagle Pacific Industries, Inc. and Chairman of Spell Capital Partners, LLC, a private equity and buyout firm.

ACTIONS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The property, affairs and business of the Company are managed by or under the direction of the Board of Directors. In 1999, the Board of Directors met seven times. The Board of Directors has two standing committees, the Audit Committee and the Compensation and Benefits Committee. During 1999, the Audit Committee met twice and the Compensation and Benefits Committee met twice. All of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served.

         AUDIT COMMITTEE. The Audit Committee of the Board of Directors is responsible for relations with the Company's independent auditors, for review of internal auditing functions and controls and for review of financial reporting policies to assure full disclosure of financial conditions. The Company's nonemployee directors serve on the Audit Committee. For 1999, George B. Bonniwell, Duane S. Carlson, Marvin Goldstein, and Harry W. Spell served as such committee.

         COMPENSATION AND BENEFITS COMMITTEE. The Compensation and Benefits Committee of the Board of Directors is responsible for review and approval of officer salaries and other compensation and benefits programs and determination of officer bonuses. The Compensation and Benefits Committee also administers and makes grants under the Company's 1997 Stock Option Plan. The Company's nonemployee directors serve on the Compensation and Benefits Committee. For 1999, George B. Bonniwell, Duane S. Carlson, Marvin Goldstein, and Harry W. Spell served as such committee.

         The Board of Directors does not have a separate nominating committee and the entire Board serves in such capacity.

COMPENSATION OF DIRECTORS

         The Company will have five directors in 2000, one of whom (Mr. Cameron) is an executive officer of the Company and does not receive any additional compensation for serving as a director of the Company. Nonemployee directors of the Company receive an annual fee of $5,000 for their service as directors.

STOCK OPTION PLANS

         Pursuant to the November 1992 amendments to the Company's Restated 1989 Stock Option Plan (the "1989 Plan"), all nonemployee directors then holding office were automatically granted nonqualified stock options to purchase 3,750 shares at an exercise price equal to the fair market value of the Common Stock at the date of grant, subject to adjustment. Each nonemployee director subsequently elected to the Board of Directors was automatically granted a similar option on the date of his or her election. The 1989 Plan provided that every third year after the initial grant, each nonemployee director would automatically be granted an additional option to purchase 3,750 shares upon reelection to the Board of Directors by the shareholders. Each such option vests in monthly installments over a 36-month period and is exercisable for a period of five years from the date of grant.

         Upon approval in 1997 by the shareholders of the 1997 Stock Option Plan, no additional grants under the 1989 Plan were made to nonemployee directors. The Restated 1997 Stock Option Plan, as amended (the "1997 Plan"), is administered by the Compensation and Benefits Committee of the Board of Directors or the full Board of Directors acting as the Committee (the "Committee"). Under the 1997 Plan, as amended, each nonemployee director will receive, upon initial election to the Board, an automatic, nondiscretionary award of options to purchase 5,000 shares of Common Stock pursuant to the 1997 Plan. In addition, on the date of each annual meeting of shareholders, beginning with the Annual Meeting held in 1999, each nonemployee director will receive an annual automatic, nondiscretionary grant of options to purchase 5,000 shares of Common Stock pursuant to the 1997 Plan. Each option becomes exercisable six months after the date of grant, provides for the forfeiture of any nonexercisable portion if an optionee ceases to be a director for certain reasons, provides that the exercisable portion may be exercised for a period of 10 years from the date of grant, and expires on the tenth anniversary of the date of grant. The exercise price of an option shall be equal to the fair market value of the Common Stock on the date the option is granted.

         Employees of the Company are eligible to receive awards of options to purchase Common Stock pursuant to the 1997 Plan. In addition, certain options are still outstanding under the 1989 Plan. The Board of Directors or the Committee has the discretion to select eligible employees to whom awards will be granted and establish the type, price, amount, size and terms of awards, subject in all cases to the provisions of the respective Plan and the applicable provisions of the Internal Revenue Code.

         The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted, except that if the optionee owns 10% or more of the voting rights of all of the Company's stock ("10% Holder"), the exercise price of an incentive stock option cannot be less than 110% of the fair market value of the Common Stock on the date the option is granted.

         Options granted to employees cannot be exercised prior to a set period after their date of grant, which cannot be less than one year during which time the optionee must remain employed by the Company. Each option specifies the expiration date, which may not exceed 10 years from the date the option is granted, provided, however, that if the optionee is a 10% Holder, the exercise period with respect to incentive stock options may not exceed five years.

         Unless otherwise specifically provided in an optionee's agreement, options cannot be exercised prior to the first anniversary of the date of grant and provide for the forfeiture of any nonexercisable portion if an optionee ceases to be an employee of the Company for any reason and that the exercisable portion may be exercised for a period of three months after termination (or one year in the case of death, disability or normal retirement).

OFFICERS AND KEY EMPLOYEES WHO ARE NOT DIRECTORS

         The following discussion sets forth certain information for at least the last five years with respect to current officers and key employees of the Company.

         LINDA KOENIG, 38, has been the Controller of the Company since September 1999. During 1999 the Company eliminated the position of Chief Financial Officer. The functions previously undertaken by that position are now handled by the controller. Prior to her promotion to Controller, Ms. Koenig was General Accounting Manager for the Company, a position she held for approximately three and one half years, from February 1996 to September 1999. From August 1994 to February 1996, Ms. Koenig was employed by WTC Industries as Accounting Manager. As Controller, Ms. Koenig is responsible for all accounting for the Company, including general ledger, accounts payable, accounts receivable, inventory and systems.

         JIM KIRWAN is the General Manager of the Company's California retail and recycling operations, a position he has held since October 1996. From October 1993 to September 1996, Mr. Kirwan served as the transportation manager for the California facility.

         THOMAS B. OWEN is the General Manager of the Ohio retail and recycling operations, a position he has held since December 1997. Prior to that time Mr. Owen worked for Jacobson Warehouse Company, from September 1995 to June 1997. At Jacobson he was Regional Operations Manager for a third party warehousing company.

         MORGAN WOLF is the General Manager of the Minnesota retail and recycling operations. Mr. Wolf served in this position during 1997 and again since January 1, 1999. He served as Vice President of Operations during 1998. Mr. Wolf joined the Company in 1995 as National Quality Control Manager.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         WARRANTS. In addition to stock options granted to nonemployee directors under the Company's 1997 Plan, Marvin Goldstein, a member of the Board of Directors, received warrants in March 1999 to purchase 5,000 shares of Common Stock, subject to customary antidilution adjustments. Mr. Goldstein was awarded such warrants in consideration for certain general business consulting services provided to the Company since his initial election to the Board in November 1998 and which he has agreed to continue to provide during his tenure on the Board. The warrants are exercisable, beginning September 6, 1999, for a period of ten years, at an exercise price of $0.625 per share. If Mr. Goldstein ceases to be a director of the Company, the warrants terminate if they have not become exercisable, and otherwise remain exercisable for the full ten year term.

         In connection with a private placement in July 1998 by the Company of 12% subordinated promissory notes and warrants, certain employees of the Company invested. All notes were repaid in September 1998. The warrants are currently exercisable to purchase 68,750 shares at $2.25 per share and expire July 20, 2001.

         In connection with a loan in September 1998, Medallion Capital, Inc. ("Medallion Capital") received a warrant to purchase 700,000 shares of Common Stock. The current exercise price is $0.60 per share.

         PRIVATE PLACEMENT OF STOCK. In February 1999, the Company completed a private placement of 1,030,000 shares of Common Stock at $.50 per share. The sale was made through a placement agent, Aethlon Capital, LLC, which received certain cash fees and warrants in connection with the issuance. The investors in the offering, as well as the placement agent, were granted registration rights with respect to all such shares. As part of this offering, Marvin Goldstein, a member of the Board of Directors of the Company, purchased 100,000 shares; a client of Perkins Capital Management, Inc. (which currently controls approximately 28% of the Common Stock of the Company) purchased 400,000 shares; and Medallion Capital, one of the Company's current lenders (which holds non-voting attendance rights at board meetings) purchased 100,000 shares. In addition, the February 1999 issuance of shares triggered an adjustment in the exercise price under the warrant held by Medallion to $0.60 per share.

                             EXECUTIVE COMPENSATION


REPORT OF THE 1999 COMPENSATION AND BENEFITS COMMITTEE

         The Compensation and Benefits Committee of the Board of Directors (the "Committee") is composed entirely of nonemployee directors. The Committee is responsible for review and approval of officer salaries and other compensation and benefit programs and determination of officer bonuses. The Committee also administers the Company's 1989 Stock Option Plan and either the Committee or the entire Board may administer and make grants under the Company's 1997 Stock Option Plan.

         Annual compensation for the Company's executive officers, other than the President, is recommended by the President and approved by the Committee. The individual salary recommendations may vary based on the President's perception of the value of that position to the Company, the executive's individual performance and the President's views as to comparative compensation for like positions at other companies. The annual compensation for the President is recommended by the Compensation and Benefits Committee and approved by the Board of Directors.

         The Company believes that compensation of the Company's key executives should be sufficient to attract and retain highly-qualified personnel, and should also provide meaningful incentives for superior performance. The Company seeks to reward achievement of long-term and short-term performance goals including the development of new customers, increasing sales volume, meeting or exceeding financial targets and other factors.

         Compensation of the Company's executives generally consists of a base salary, a cash bonus and long-term incentive compensation in the form of stock options. The Company does not utilize a formulaic approach to executive base compensation. In principle, the Company's executive compensation approach is to place each officer's salary compensation, excluding bonus, in the mid range of executive compensation levels for companies of a similar size. The Company currently provides no retirement benefits to its executive officers except for the 401(k) Plan.

         The amount of any bonus awarded under the Company's bonus plan for all officers is based on the successful and timely achievement of Company goals, including financial performance and positioning for future results.

         Salaries for officers of the Company were not increased for 1999. Bonuses of between 2.5% and 7% of annual base salary were granted to officers for 1999, payable in March 2000. General managers receive a bonus based on a formula which considers both profit at their center and individual merit. Bonuses paid to general managers for 1999 ranged between approximately 11% and 20% of annual base salary.

         Stock options are awarded to provide incentives to the officers to promote improved long-term performance of the Company. Option grants for all officers other than the President are recommended by the President. Options were granted in 1999 to three executive officers to purchase an aggregate of 40,000 shares of Common Stock at exercise prices between $0.5938 and $0.625 per share. As a result of termination of employment, 7,500 of these options were cancelled in January 2000.

         The compensation for Edward R. Cameron, the Company's President and Chief Executive Officer, is determined by using a process and philosophy similar to that used for all other officers. The Committee considers its members' views as to comparative compensation for like positions at other companies together with its own assessment of Mr. Cameron's performance and contributions to the Company, recommending a salary, bonus and stock options for the Board of Directors' approval. There is no specific formulaic tie between the Company's goals and performance and the Committee's recommendation; instead, the Committee's judgment and discretion is used in its recommendations to the Board of Directors.

         The Committee has reviewed the provisions of Internal Revenue Code
Section 162(m) relating to the deductibility of annual executive compensation in excess of $1,000,000. The Committee currently does not have a policy with respect to Section 162(m) because it is unlikely that such limit will apply to compensation paid by the Company to any of the Company's executive officers in the near future.

March 10, 2000

                              The 1999 Compensation and Benefits Committee

                              George B. Bonniwell
                              Duane S. Carlson
                              Marvin Goldstein
                              Harry W. Spell

PERFORMANCE GRAPH

         The following graph compares cumulative total shareholder returns on the Company's Common Stock over the last five fiscal years with the Nasdaq Stock Market (U.S. Companies) Index and the Dow Jones Index for Industrial & Commercial Services - Pollution Control and Waste Management Companies, assuming an initial investment of $100 at the beginning of the period and the reinvestment of all dividends. The following graph has been revised for all periods to give effect to the Company's one-for-four reverse stock split, effective February 21, 1997.



               [graph appears here with the following plot points]



                                             -------------------------------------------
                                                              YEAR ENDING
                                             -------------------------------------------
                                              12/94   12/95   12/96  12/97  12/98  12/99
-------------------------------------------- ------- ------- ------ ------ ------ ------
Appliance Recycling Centers of America, Inc. $100.00 $114.76 $15.51 $13.96  $4.65  $6.98
-------------------------------------------- ------- ------- ------ ------ ------ ------
NASDAQ Stock Market (U.S. Companies)          100.00  141.44 173.93 213.38 299.96 546.35
-------------------------------------------- ------- ------- ------ ------ ------ ------
DOW Jones Industrial Average                  100.00  112.31 120.70 130.08 141.16 142.63
-------------------------------------------- ------- ------- ------ ------ ------ ------

         Effective September 8, 1998, the Company was delisted from the Nasdaq SmallCap Market for failure to meet continued listing requirements, specifically the net worth requirement. The Company's Common Stock is currently traded on the OTC Bulletin Board under the symbol ARCI. The Common Stock was traded on the Nasdaq SmallCap Market from February 26, 1997 to September 7, 1998, and the Nasdaq National Market System from January 8, 1993 to February 25, 1997, and the Nasdaq SmallCap Market from November 7, 1991 until January 7, 1993. Prior to November 7, 1991, the Common Stock traded on the local over-the-counter market in the Minneapolis - St. Paul, Minnesota area.

         The closing price on March 17, 2000 was $1.75 per share.

SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and noncash compensation earned by the Chief Executive Officer for each of the last three fiscal years. No other officer of the Company received salary and bonus with respect to 1999 in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                              ANNUAL COMPENSATION            AWARDS(1)
                                              -------------------            ---------


                                                                             SECURITIES        ALL OTHER
                                                                             UNDERLYING       COMPENSATION
   NAME AND PRINCIPAL POSITION         YEAR    SALARY ($)    BONUS ($)(2)   OPTIONS (#)(2)         ($)
   ---------------------------         ----    ----------    ------------   --------------    ------------
Edward R. Cameron                     1999      $150,000      $10,000          25,000            $    0
  Chairman of the Board, President    1998       155,817         ---             ---                  0
  and Chief Executive Officer         1997       150,046         ---             ---                  0


--------------------

(1) The Company has no Long-Term Incentive Plan as defined by Item 402(a)(7)(iii) of SEC Regulation S-K.
(2)      No bonuses or stock options were granted in 1998 or 1997 to Mr.
         Cameron.


STOCK OPTIONS

         The following table provides certain information with respect to stock options exercised under the Company's stock option Plans in fiscal 1999 by the named executive officer and the value of such officer's unexercised options at January 1, 2000.


    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                             NUMBER OF
                                                       SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                         SHARES                             AT FY-END(#)                    AT FY-END($)
                        ACQUIRED        VALUE       ----------------------------    ----------------------------
        NAME         ON EXERCISE(#)  REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----         --------------  -----------    -----------    -------------    -----------    -------------
Edward R. Cameron          ---           ---            ---            25,000           ---          $13,280

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth as of March 17, 2000 (unless a different date is specified) the number of shares of Common Stock beneficially owned by each person who is the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, by each current executive officer of the Company named in the Summary Compensation Table herein, by each director and by all current executive officers and directors as a group.

                                       POSITION           NUMBER OF SHARES        PERCENT OF
BENEFICIAL OWNER                     WITH COMPANY      BENEFICIALLY OWNED (1)   OUTSTANDING (2)
----------------                     ------------      ----------------------   ---------------
Edward R. Cameron              Chairman of the Board,
   7400 Excelsior Boulevard      President and Chief
   Minneapolis, MN 55426         Executive Officer .......   302,689 (3)            13.24%

George B. Bonniwell            Director ..................    11,725 (4)                 *

Duane S. Carlson               Director ..................    13,125 (4)                 *

Marvin Goldstein               Director ..................   115,000 (4)             5.00%

Harry W. Spell                 Director ..................    12,500 (4)                 *

All officers
   and directors as a
   group (6 persons) .....................................   457,539 (4)            19.63%

Perkins Capital Mgmt., Inc. ..............................   639,350 (5)            28.00%

-----------------------
* Represents less than 1%

(1) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2) Applicable percentage of ownership is based on 2,286,744 shares of Common Stock outstanding as of March 17, 2000, together with applicable options for such shareholder.

(3) Excludes options to purchase 25,000 shares which are not currently exercisable. These options were granted to Mr. Cameron in July 1999 under the Company's stock option plan in consideration of his outstanding guaranty of the Company's current line of credit.

(4) Includes shares which could be purchased within 60 days upon the exercise of existing stock options or warrants, as follows: Mr. Bonniwell, 8,750 shares; Mr. Carlson, 8,750 shares; Mr. Goldstein, 15,000 shares; Mr. Spell, 8,750 shares; and all directors and current officers as a group, 43,750 shares.

(5) According to a Schedule 13G received February 2, 2000, Perkins Capital Management, Inc. ("Perkins Capital") beneficially owned 639,350 shares of Common Stock as a result of serving as investment advisor to various clients. Perkins Capital has sole dispositive power as to all 639,350 shares and sole voting power as to 625,200 shares.

                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's directors, its executive officers and any persons holding more than 10% of outstanding Common Stock are required to file reports concerning their initial ownership of Common Stock and any subsequent changes in that ownership. Except as follows, the Company believes that the filing requirements for the last fiscal year were satisfied. Medallion Capital, Inc., holder of 100,000 shares of Common Stock and of currently exercisable warrants to purchase 700,000 shares at a current exercise price of $0.60 per share (approximately 23% of the outstanding stock if exercised), has not made filings with the SEC to the Company's knowledge. In making this disclosure, the Company has relied solely on written representations of its directors, executive officers and beneficial owners of more than 10% of Common Stock and copies of the reports that they have filed with the Securities and Exchange Commission.


                                  PROPOSAL TWO

                         RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The Board of Directors has selected the firm of McGladrey & Pullen, LLP as independent auditors to audit the books, records and accounts of the Company for the fiscal year ending December 30, 2000. If the shareholders do not ratify the appointment of McGladrey & Pullen, LLP or for other appropriate reasons, the appointment will be reconsidered by the Board of Directors. A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions by shareholders.

         All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of the independent auditors, unless other instructions are indicated thereon. Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and voting on the proposal.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
     OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS INDEPENDENT AUDITORS.

                            PROPOSALS OF SHAREHOLDERS

         Pursuant to Rule 14a-8 of the Securities and Exchange Commission ("SEC"), any shareholder wishing to have a proposal considered for inclusion in the Company's proxy solicitation material for the 2001 Annual Meeting of Shareholders must set forth such proposal in writing and file it with the Secretary of the Company no later than November 21, 2000. Any shareholder wishing to have a proposal considered at the 2001 Annual Meeting of Shareholders, but not submitted for inclusion in the Company proxy solicitation material, must set forth such proposal in writing and file it with the Secretary of the Company no later than February 7, 2001 and, pursuant to SEC Rule 14a-4(c)(1), failure to notify the Company by such date would allow the Company's proxies to use their discretionary voting authority (to vote for or against the proposal) when the proposal is raised at the Annual Meeting without prior discussion of the matter in the proxy materials.

                                 OTHER BUSINESS

         At the date of this proxy statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote proxies received in response to this solicitation in accordance with their best judgment on such matters.


                             FINANCIAL INFORMATION;
                           ANNUAL REPORT ON FORM 10-K

         The Company's 1999 Annual Report to Shareholders, including but not limited to the consolidated balance sheets as of January 1, 2000 and January 2, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the three years ended January 1, 2000, accompanies these materials. A copy of the 1999 Annual Report to Shareholders may be obtained without charge upon request. In addition, the Company will provide without charge to any shareholder solicited hereby, upon written request of such shareholder, a copy of its 1999 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Requests should be directed to Investor Relations, Appliance Recycling Centers of America, Inc., 7400 Excelsior Boulevard, Minneapolis, MN 55426.

                                   By Order of the Board of Directors


                                   Denis E. Grande, Secretary

March 21 ,2000

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       For Annual Meeting of Shareholders
                                 April 27, 2000
                                    3:30 p.m.

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                              7400 Excelsior Blvd.
                              Minneapolis, MN 55426







--------------------------------------------------------------------------------


APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
7400 EXCELSIOR BLVD., MINNEAPOLIS, MN 55426                                PROXY
--------------------------------------------------------------------------------

      The undersigned, revoking all prior proxies, hereby appoints Edward R. Cameron and Denis E. Grande, or either of them, as Proxy or Proxies, with full power of substitution and revocation, to vote all shares of stock of Appliance Recycling Centers of America, Inc. standing of record in the name of the undersigned at the close of business on March 17, 2000 at the Annual Meeting of Shareholders to be held on April 27, 2000, or at any adjournment thereof.

         The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of Appliance Recycling Centers of America, Inc. and the proxy statement furnished therewith dated March 21, 2000.



                      SEE REVERSE FOR VOTING INSTRUCTIONS.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Appliance Recycling Centers of America, Inc., c/o Shareowner Services(TM), P.O. Box 64873, St. Paul, MN 55164-0873.



------                                                                                                                   ------

                                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of the          01  Edward R. Cameron      04  Marvin Goldstein     |_|  Vote FOR        |_|  Vote WITHHELD
   following nominees as    02  George B. Bonniwell    05  Harry W. Spell            all nominees         from all nominees
   directors:               03  Duane S. Carlson                                     (except as
                                                                                      marked)

                                                                                 ----------------------------------------------
 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED
NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX
PROVIDED TO THE RIGHT.)
                                                                                 ----------------------------------------------
2. Ratification of appointment of McGladrey & Pullen, LLP as independent auditors for fiscal year ending December 30,
   2000.                                                                        |_| For   |_| Against    |_| Abstain

In their discretion the Proxies are to vote upon such other matters as may properly come before the or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSAL

2. Address Change? Mark Box  |_|  Indicate changes below:
                                                                                 ----------------------------------------------



                                                                                 ----------------------------------------------
                                                                                 Signature(s) in Box
                                                                                 Please sign your name exactly as it appears at
                                                                                 left. In the case of shares owned in joint
                                                                                 tenancy or as tenants in common, all should
                                                                                 sign. Fiduciaries should indicate their title
                                                                                 and authority.



------                                                                                                                   ------